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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, Registration No. 333-104310) and related Prospectus of The Chubb Corporation, Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III for the registration of $2,500,000,000 of debt securities, junior subordinated deferrable interest debentures, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of The Chubb Corporation and preferred securities of Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III guaranteed by The Chubb Corporation and to the incorporation by reference therein of our report dated February 28, 2003, with respect to the consolidated financial statements and schedules of The Chubb Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

         New York, New York
         June 13, 2003